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                                                                    EXHIBIT 23.1




                           CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of GalaGen Inc. for the registration of 318,800 shares of its common stock and to the incorporation by reference therein of our report dated February 13, 1998, with respect to the financial statements of GalaGen Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
February 2, 1999